Exhibit 99.1

Globalink Investment Inc. Announces Charter and Trust Agreement Amendments

New York, NY – June 10, 2025 — Globalink Investment Inc. (OTC Pink: GLLI, GLLIW, GLLIR, GLLIU) (“Globalink” or the “Company”), a special purpose acquisition company, announced today that its stockholders approved amendments to its charter and trust agreement to extend the deadline to complete its initial business combination and change the structure and cost of such extensions. Under the amended charter, Globalink may extend the deadline to complete its initial business combination by up to six (6) monthly extensions, from June 9, 2025 to December 9, 2025 by depositing $0.15 per public share into its trust account (the “Trust Account”) with Continental Stock Transfer and Trust Company (“Continental”).

Globalink’s stockholders, at a special meeting of its stockholders held on June 4, 2025, approved an amendment to Globalink’s Amended and Restated Certificate of Incorporation, as amended (the “Charter Amendment”), and Globalink’s Investment Management Trust Agreement, as amended, originally entered into on December 6, 2021 with Continental (the “Trust Agreement Amendment”) to extend the deadline to complete Globalink’s initial business combination from June 9, 2025 to up to December 9, 2025 for up to six times of monthly extensions, by depositing into the Trust Account $0.15 per public share prior to each one-month extension.

The Charter Amendment triggered a right of Globalink’s public stockholders to demand the redemption of their public shares out of funds held in the Trust Account. Holders of 204,910 public shares properly requested redemption leaving 72,601 public shares outstanding.

As a consequence of the adoption of the Charter Amendment and the Trust Agreement Amendment and the redemptions, Globalink can now obtain up to six monthly extensions, or up until December 9, 2025, to complete its initial business combination at a cost of $0.15 per public share per extension.

About Globalink Investment Inc.

Globalink is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although there is no restriction or limitation on what industry or geographic region, Globalink intends to pursue targets in North America, Europe, South East Asia, and Asia (excluding China, Hong Kong and Macau) in the technology industry, specifically within the medical technology and green energy sectors.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, a variety of risk factors affecting the Company’s business and prospects, see the section titled “Risk Factors” in the Company’s Prospectus filed with the SEC on December 6, 2021 and subsequent reports filed with the SEC, as amended from time to time. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Globalink Contact:

Say Leong Lim

Globalink Investment Inc.

Telephone: +6012 405 0015

Email: limsayleong@hotmail.com